LIMITED BRANDS ANNOUNCES STRATEGIC INITIATIVES TO SHARPEN FOCUS AND ENHANCE SHAREHOLDER VALUE

— DEFINITIVE AGREEMENT TO SELL MAJORITY INTEREST IN EXPRESS —

—EXPLORING STRATEGIC OPTIONS FOR LIMITED STORES —

—EXPLORING STRATEGIC OPTIONS FOR LIMITED STORES —

— UPDATES EARNINGS GUIDANCE —

— RECORDED MESSAGE AND TRANSCRIPT AVAILABLE —

Columbus, Ohio, May 15, 2007 — In accordance with its long-standing strategy to enhance shareholder value by sharpening its focus and simplifying its structure, Limited Brands, Inc. (NYSE: LTD) today announced a definitive agreement to sell a majority interest in its Express brand and an intent to explore strategic options for Limited Stores.

“Our strategic agenda focuses on growth in the intimate apparel, and personal care and beauty segments of our business. The new ownership structure for Express will provide it with the resources, leadership focus and capital to maximize its potential.” stated Leslie H. Wexner, Chairman and Chief Executive Officer.  “Consistent with our past practices, we intend to return excess cash to shareholders.  We will also engage in a complete review of our SG&A expenses with a view to a resizing and realignment that is appropriate for the size and complexity of our new enterprise structure.”

Express
Limited Brands announced that it has signed a definitive agreement with affiliates of Golden Gate Capital to sell a 67% ownership interest in its Express brand for cash proceeds of $548 million. The Company expects that after-tax cash proceeds will approximate $425 million, subject to any post closing adjustment.   The transaction is expected to close no later than July 6th, and is subject to customary conditions.

Mr. Wexner added, “We have been very encouraged by the progress and improved performance that Express has demonstrated over the last year and a half.  We continue to believe in Express and its potential. In fact, we structured this transaction specifically in order to continue to participate in the growth of Express through our 33% ownership interest.”

Jay Margolis will lead Express as its Chief Executive Officer.  Express will continue to operate under the same brand name.  It will remain headquartered in its current location in Columbus, Ohio and current management and associates are expected to remain with the brand.  Express’ 2006 net sales were $1.7 billion and it currently has 631 store locations.

Limited Stores
The Company also announced that it is exploring strategic options for its Limited Stores business. The Company has not established a timetable for the completion of this process.  Limited Stores’ 2006 net sales were $493 million and it currently has 253 store locations.

2007 Earnings Outlook
The Company stated that it now expects 2007 first quarter earnings to be $0.12 to $0.14, versus its initial guidance of $0.25 to $0.28, and $0.25 last year.  The decrease versus initial expectations was driven by lower-than-anticipated sales and merchandise margins at each of its brands in the first quarter, particularly Victoria’s Secret.

The Company expects that trends will continue to be challenging in the second quarter, especially at Victoria’s Secret, and therefore estimates 2007 second quarter earnings per share to be $0.20 to $0.24 compared to $0.28 per share last year.  This estimate does not include any impact from the Express transaction or potential strategic options for Limited Stores.

For the full year 2007, the Company now expects earnings per share of $1.55 to $1.65, versus its initial guidance of $1.75 to $1.90.  This estimate does not include any impact from the Express transaction or potential strategic options for Limited Stores.

Call Information
To hear further commentary regarding this press release provided on a prerecorded message from Les Wexner and Martyn Redgrave, call 1-800-337-6551, followed by the passcode LTD (583), or log onto www.Limitedbrands.com for a transcript or an audio replay.

Limited Brands’ first quarter earnings will be released after the close of the market on May 23, 2007 and the live conference call will take place at 9 a.m. ET on May 24, 2007.

Financial Advisors
Banc of America Securities LLC advised the Company on the sale of Express, and has also been retained as financial advisor for the exploration of strategic options for Limited Stores.  Golden Gate Capital has retained Morgan Stanley to provide financing for the Express transaction.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, La Senza, White Barn Candle Co., Henri Bendel and Diva London, presently operates 3,768 specialty stores.  The Company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com and www.LaSenza.com.

ABOUT GOLDEN GATE CAPITAL:
Golden Gate Capital is a private equity firm with over $3.4 billion of capital under management dedicated to investing in change-intensive opportunities. The firm's charter is to partner with world-class management teams to make equity investments in situations where there is a demonstrable opportunity to significantly enhance a company's value.  The principals of Golden Gate Capital have a long and successful history of investing with management partners across a wide range of industries and transaction types. For more information, please visit www.goldengatecap.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the prerecorded call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,”

“expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the prerecorded call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with labor shortages or increased labor costs; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with severe weather conditions, natural disasters or health hazards; risks associated with rising energy costs; risks related to the announced Express transaction or potential strategic options for Limited Stores; and risks associated with independent licensees. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the prerecorded call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Tom Katzenmeyer
Senior Vice President, Investor, Media and Community Relations
Limited Brands, Inc.
614-415-7076
tkatzenmeyer@limitedbrands.com

Amie Preston
Vice President, Investor Relations
Limited Brands, Inc.
614-415-6704
apreston@limitedbrands.com

For Golden Gate:
Joelle Kenealey
Coltrin & Associates
650-373-2005